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                                                                 EXHIBIT 10.9


                          WYNDHAM INTERNATIONAL, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT

                            Dated as of May 7, 1999

     Wyndham International, Inc., a corporation organized under the laws of Delaware (the "Company"), hereby grants to Richard Mahoney, an employee of the Company (the "Optionee"), as of May 7, 1999 (the "Date of Grant"), a non-qualified option or other award of securities (the "Option") to purchase from the Company 850,000 Paired Shares, at the price of $4.75 [at least 100% of FMV] per Paired Share, subject to the terms and conditions set forth below. Such grant is pursuant to the Wyndham International, Inc. 1997 Incentive Plan (the "Plan").

1. Option Subject to Acceptance of Agreement. The Option may not be exercised unless the Optionee accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.   Time and Manner of Exercise of Option.

     a. Maximum Term of Option. The Expiration Date of this Option is the date that is ten years from the Date of Grant. This Option may not be exercised on or after the Expiration Date.

     b. Vesting Schedule. No portion of this Option may be exercised until such portion shall have vested. Except as set forth in Section 3 of this Agreement, and subject to the discretion of the Committee or the Board of Directors to accelerate the vesting schedule hereunder, this Option shall be vested and exercisable with respect to the following number of Paired Shares on the dates indicated:

                    ==========================================
                       Vesting Schedule:       Vesting Date
                    ------------------------------------------
                            20%                May 7, 2000
                    ------------------------------------------
                            20%                May 7, 2001
                    ------------------------------------------
                            20%                May 7, 2002
                    ------------------------------------------
                            20%                May 7, 2003
                    ------------------------------------------
                            20%                May 7, 2004
                    ==========================================

          In the event of a Change of Control of the Company, unless otherwise provided by the Committee or the Board of Directors at or prior to such time, any unvested portions of this Option shall not vest.

          A partial exercise of this Option shall not affect Optionee's right to exercise this Option with respect to the remaining Paired Shares.
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     c.   Method of Exercise of Option. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole Paired Shares to be purchased and accompanied by payment of the Option price in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash or cash equivalent acceptable to the Committee, (ii) in previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash or a check payable and acceptable to the Company by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of two or more of the foregoing, and (2) by executing such documents as the Company may reasonably request. Any fraction of a Paired Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee.

          The delivery of certificates representing the Paired Shares subject to the Option will be contingent upon the Company's receipt from Participant of (1) full payment of the Option price, as set forth above, and (2) any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Paired Shares to be purchased pursuant to the exercise of the Option and the subsequent resale of Paired Shares will be in compliance with applicable laws and regulations.

3. Exercise After Termination of Employment. If the Optionee's employment by the Company or an Affiliate is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below. The Chairman's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her legal representatives or legatees. Any transfer of employment from the Company to Patriot American Hospitality, Inc. or the Affiliate of either of them shall not be deemed to be a termination of employment for purposes of this Agreement.

     a. Termination Due to Death. If the Optionee's employment terminates by reason of death, any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of twelve (12) months from the date of death or until the Expiration Date, if earlier.

     b. Termination Due to Disability. If the Optionee's employment terminates by reason of Disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), any Option held by the Optionee shall

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          become fully exercisable and may thereafter be exercised by the
          Optionee for a period of twelve (12) months from the date of termination or until the Expiration Date, if earlier.

     c. Termination for Cause. If the Optionee's employment terminates for "Cause", any Option held by the Optionee shall terminate immediately and be of no further force and effect. For purposes of this Agreement "Cause" shall mean: (A) conduct by Optionee constituting a material act of willful misconduct in connection with the performance of his or her duties, including, without limitation, misappropriation of funds or property of the Company or any of its Affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (B) criminal or civil conviction or conduct by Optionee that would reasonably be expected to result in material injury to the reputation of the Company if he or she were retained in his or her position with the Company, including, without limitation, conviction of a felony involving moral turpitude; (C) continued, willful and deliberate non-performance by Optionee of his or her duties for the Company (other than by reason of Optionee's physical or mental illness, incapacity or Disability) and such non-performance has continued for more than thirty (30) days following written notice of such non-performance from the Company; or (D) a breach by Optionee of any of the provisions in his or her employment agreement, if any, with regard to non-disclosure of confidential information or covenant not to compete.

     d. Other Termination. If the Optionee's employment terminates for any reason other than death, Disability or Cause, and unless otherwise determined by the Committee, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier. Any Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. All references herein to the Plan shall mean the Plan in effect as of the date hereof. In the event of any conflict between the provisions in the Plan and the provisions in this Agreement, the provisions of the Plan shall govern.

5.   Additional Terms and Conditions of Option.

     a. Nontransferability of Option. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is

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          exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter only by the Optionee's legal representative or legatee.

     b. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Paired Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

     c. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Paired Shares subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Paired Shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such Paired Shares not so purchased and delivered.

     d. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding this Agreement shall be final, binding and conclusive.

     e. Reservation of Shares. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued shares of common stock, the full number of shares of common stock of the Company subject to the Option from time to time. In addition, pursuant to Section 2(c) of the Pairing Agreement, the Company shall request Patriot American Hospitality, Inc. to issue the number of shares of common stock of Patriot American Hospitality, Inc. subject to the Option so that the Optionee shall receive Paired Shares upon exercise of the Option.

     f. Change in Capital Structure. The terms of this Option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

     g. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Optionee to a fractional share such fraction shall be disregarded.

6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to the approval of the Committee, the Optionee may elect to have such tax

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     withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Paired Shares to be issued, or (ii) transferring to the Company a number of previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, that would satisfy the withholding amount due.

7.   Miscellaneous Provisions.

     a. Designation as Non-qualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within the meaning of section 422 of the Code. This Agreement shall be interpreted and treated consistently with such designation.

     b. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

     c. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Optionee, to his or her address on the books of the Company (or to such other address as the Company or the Optionee may give to the other for purposes of notice hereunder).

          All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication in not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     d. Governing Law. This Agreement and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     e. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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     f.   Further Assurances. The Company and the Optionee shall execute and deliver such further instruments and take such additional action as each party may reasonably request to effect, consummate, confirm or evidence the grant of the Option to the Optionee, and they shall each execute such documents as may be reasonably necessary to assist each other in preserving or perfecting their respective rights in the Option.

     g. Conflict with Employment Agreement. If Optionee is a party to an employment agreement with the Company, and there shall be any conflict between provisions in this Agreement and the provisions in the employment agreement, the provisions of the employment agreement shall govern.

     h. No Right to Continued Employment. This Agreement does not confer upon Participant any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.


                               WYNDHAM INTERNATIONAL, INC.


                               By: /s/ CHARLES E. GRIFFIN
                                   -------------------------------------------

                               Title:  Senior Vice President, Human Resources
                                       ---------------------------------------




Accepted this 3 day of 1999.

Optionee Name:  Richard Mahoney


Signature: /s/ RICHARD MAHONEY
           ____________________

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